Exhibit 5.14
LANE POWELL
Attorney & Counselors
April 12, 2007
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marches financiers
New Brunswick Securities Commission
Newfoundland and Labrador Department of Government Services,
     Consumer and Commercial Affairs Branch
Prince Edward Island Securities Office
Nova Scotia Securities Commission
Nunavut Registrar of Securities
Northwest Territories Registrar of Securities
Yukon Territory Registrar of Securities
United States Securities and Exchange Commission
Dear Sirs/Mesdames:
Great Basin Gold Ltd.
In connection with the registration statement on Form F-10, as amended (the “Registration Statement”) and the related final Short Form Prospectus of Great Basin Gold Ltd. dated April 12, 2007 (the “Prospectus”), we consent to the references to our name under the heading “Legal Matters” and consent to the use of our firm’s name and reference to our opinion under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement and Prospectus in the exact form that is attached hereto as Exhibit A.
We have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from our opinion referred to therein or that is within our knowledge as a result of the services that we performed in connection with such opinion.
Yours truly,
/s/ Gary P. Tober
Gary P. Tober